UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2015

NUTRANOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53551	98-0603540
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11487 South 700 East Salt Lake City, UT	84020
(address of principal executive offices)	(zip code)

(801) 576-8350
(registrant's telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Definitive Material Agreement

On January 26, 2015, Nutranomics, Inc. (the "Company") entered into a Share Exchange Agreement with Nutriband Ltd., an Irish private limited company ("Nutriband"), and its shareholders to acquire 100% of Nutriband in exchange for (1) the issuance of 3,172,554 shares of the Company's common stock to Nutriband's shareholder, Gareth Sheridan, and (2) the payment of a perpetual 10% royalty on gross global sales of all Nutriband products to the Nutriband shareholders.

Also on January 26, 2015, the Company's subsidiary, Health Education Corporation d/b/a Nutranomics ("Nutranomics") entered into a Bill of Sale and Assignment (the "Assignment") to purchase from Dr. Tracy Gibbs, our former CEO and current director, 100% of his rights, title and interest in and to the Assimilation Enhancing System (AES™) and related patent (US Patent Number 7,235,390) and intellectual property, in exchange for the issuance of 44,117,647 shares of the Company's common stock. The Assignment terminates the AES License and Royalty Agreement between Nutranomics and Dr. Gibbs dated as of June 14, 2007, and the issuance of the shares to Dr. Gibbs under the assignment satisfies in total any outstanding royalties owed to Dr. Gibbs. The AES™ is a combination of enzymes and their co-factors that are designed to break down or digest nutrients more quickly so that the nutrients can be absorbed faster and more completely into the blood stream than if the AES™ were not present.

The foregoing descriptions of the Share Exchange Agreement and Assignment, and the terms thereof, are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to, and incorporated by reference in, this report.

Item 2.01                          Completion of Acquisition or Disposition of Assets

On January 29, 2015, the Company completed the acquisitions of Nutriband and the AES™ intellectual property described in Item 1.01 above by issuing (1) 3,172,554 shares of the Company's common stock to Gareth Sheridan, and (2) 44,117,647 shares of the Company's common stock to Dr. Gibbs's family partnership, the Zen Family LP.

Item 3.02                          Unregistered Sales of Equity Securities

The information set forth in Items 1.01 and 2.01 above regarding the Company's issuance of shares of common stock to Gareth Sheridan and Dr. Gibbs is hereby incorporated into this Item 3.02.

On January 26, 2015, the Company issued 2,586,207 shares of the Company's common stock to KBM Worldwide, Inc. ("KBM"), in partial satisfaction of its obligations under, and the holder's election to convert a portion of, the Convertible Promissory Note dated March 19, 2014, with an original principal amount of $53,000 and held by KBM.

On January 29, 2015, the Company issued 5,000,000 shares of the Company's common stock to Alta Nordic LLC, an entity controlled by Michael Doron, our CEO and director, in consideration for Mr. Doron's previous appointment to the Company's Board of Directors.

On January 29, 2015, the Company issued 2,500,000 shares of the Company's common stock to Alta Nordic LLC in consideration for Mr. Doron's negotiation and closing of the Nutriband acquisition.

On January 29, 2015, the Company issued 30,157,463 shares of the Company's common stock to Alta Nordic LLC in satisfaction of the Company's obligations to Mr. Doron under the Company's employment contract with Mr. Doron.

On January 29, 2015, the Company issued 5,768,280 shares of the Company's common stock to Chienn Consulting Company for general business and marketing consulting services rendered during the quarter.

The securities issued above were issued pursuant to exemptions from registration requirements relying on Section 4(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01                          Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report:

10.1	Agreement for Share Exchange dated January 26, 2015
10.2	Bill of Sale and Assignment dated January 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutranomics, Inc.

Dated: January 30, 2015	/s/ Michael Doron
Michael Doron
Chief Executive Officer, Chief Financial Officer & Director